UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2021

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Regional Management Corp. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”) on May 20, 2021. At the Annual Meeting, the stockholders of the Company re-approved the Regional Management Corp. 2015 Long-Term Incentive Plan (as amended and restated effective May 20, 2021) (the “2015 Plan”). The material changes to the 2015 Plan include:

●

an increase in the number of shares of common stock that may be issued under the 2015 Plan from 1,550,000 shares to 2,600,000 shares (i.e., an increase of 1,050,000 additional or “new” shares), which are in addition to those shares that were available for the grant of awards as of the 2015 Plan effective date (April 22, 2015) under any prior plan plus any shares subject to an award granted under the 2015 Plan or a prior plan, which award is forfeited, cash-settled, cancelled, terminated, expires, or lapses without the issuance of shares or pursuant to which such shares are forfeited, and further subject to adjustment as described in the 2015 Plan;

●

an increase in the maximum number of shares of common stock that may be issued under the 2015 Plan pursuant to the grant of incentive stock options from 1,550,000 to 2,600,000, subject to adjustment as described in the 2015 Plan;

●

a revision to the authority of the 2015 Plan administrator clarifying that the administrator’s existing authority to accelerate the exercisability, vesting, or earning of an award may be exercised without regard to the 2015 Plan’s minimum vesting provisions otherwise applicable to awards under the 2015 Plan;

●

a revision to the share counting provisions where shares withheld from or delivered by a participant to satisfy tax withholding requirements for full value awards (i.e., awards other than options or stock appreciation rights) may now be made available again for issuance as awards under the 2015 Plan; and

●

a new requirement that the minimum vesting requirement for equity awards granted to non-employee directors will occur as of our annual meeting of stockholders following the year of grant (to the extent such date occurs prior to the first anniversary of grant) only for so long as the period between the date of the annual meeting of the Company’s stockholders related to the grant date and the date of the next annual meeting of the Company’s stockholders is not less than 50 weeks (for vesting dates occurring on or after the 2022 Annual Meeting of Stockholders).

The foregoing summary description of the material changes to the 2015 Plan is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1, the terms of which are incorporated herein by reference. For additional information regarding the 2015 Plan, please refer to “Proposal No. 3: Re-approval of the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021)” on pages 67–80 of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2021 (the “Proxy Statement”).

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on May 20, 2021. At the Annual Meeting, the stockholders of the Company voted on the following proposals, which are described in greater detail in the Proxy Statement. The results of the voting are presented below.

Election of Directors

The Company’s stockholders elected the eight nominees named in the Proxy Statement to serve as members of the Company’s Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified, based on the following final voting results:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Robert W. Beck	8,724,854	348,532	812,712
Jonathan D. Brown	8,730,770	342,616	812,712
Roel C. Campos	8,680,590	392,796	812,712
Maria Contreras-Sweet	8,618,080	455,306	812,712
Michael R. Dunn	8,690,938	382,448	812,712
Steven J. Freiberg	8,598,362	475,024	812,712
Sandra K. Johnson	8,702,456	370,930	812,712
Carlos Palomares	8,689,376	384,010	812,712

Ratification of Independent Auditor

The Company’s stockholders approved the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021, based on the following final voting results:

For	Against	Abstain
9,673,364	200,819	11,915

Re-Approval of 2015 Long-Term Incentive Plan

The Company’s stockholders re-approved the 2015 Plan, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
6,626,538	2,444,071	2,777	812,712

Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, based on the following final voting results:

For	Against	Abstain	Broker Non-Votes
8,723,699	231,124	118,563	812,712

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: May 21, 2021	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer

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